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                                                          EXHIBIT A
                               IDENTITY AND BACKGROUND OF DIRECTORS AND EXECUTIVE OFFICERS
                                                             OF
                                          CHASE INSURANCE HOLDINGS CORPORATION


                                                                                                                         Percentage
                                                                                Titles At             Aggregate #         of Common
                    Residence or              Principal Occupation           Chase Insurance          of Shares of          Stock
Name                Business Address             or Employment              Holdings Corporation      Common Stock Owned     Owned

David T. Chase      c/o Chase Enterprises    Chairman of the Board of      Chairman of the Board of                            0
                    One Commercial Plaza     Directors and President,      Directors, President and         None
                    Hartford, CT 06103       Chase Enterprises             Treasurer

Arnold L. Chase     c/o Chase Enterprises    Executive Vice President,     Director and Executive Vice                         0
                    One Commercial Plaza     Chase Enterprises             President                        None
                    Hartford, CT 06103

Cheryl Chase        c/o Chase Enterprises    Executive Vice President,     Director, Executive Vice                            0
Freedman            One Commercial Plaza     Chase Enterprises             President and Secretary          None
                    Hartford, CT 06103
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